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                                SECOND AMENDMENT
                                       TO
                     RESTRICTED STOCK ACQUISITION AGREEMENT


     This Second Amendment to Restricted Stock Acquisition Agreement (this "Amendment") is made as of January 29, 1997, by and between Macrovision Corporation, a California corporation, and Command Audio Corporation, a California corporation ("CAC").

                                    RECITALS

     A. The parties entered into a Restricted Stock Acquisition Agreement dated as of July 31, 1996, as previously amended by a First Amendment dated as of November 29, 1996, (collectively the "Agreement").

     B.   The parties now wish to amend the Agreement as set forth herein.

                                    AGREEMENT

     The parties agree as follows:

     1. AMENDMENT OF SECTION 2 OF THE AGREEMENT. Section 2 of the Agreement is amended to read in its entirety as follows:

          2. VESTED SHARES. As of January 29, 1997, all three hundred fifty thousand (350,000) of the Shares issued by Macrovision to CAC pursuant to this Agreement are "Vested Shares."

     2. AMENDMENT OF SECTION 3 OF THE AGREEMENT. Section 3 of the Agreement is amended to read in its entirety as follows:

          3. SALE OF SHARES IN INITIAL PUBLIC OFFERING. Notwithstanding any other provision contained in this Agreement to the contrary, CAC agrees to sell, and Macrovision waives its right of first refusal pursuant to Section 11 below thus permitting CAC to sell, all three hundred fifty thousand (350,000) of the Shares in the first underwritten registration of an offering of the Common Stock of Macrovision (the "IPO") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), provided that the IPO becomes effective on or before March 31, 1997. The following provisions shall apply to such sale:

               3.1 SELLING SHAREHOLDER DOCUMENTS AND DELIVERY OF SHARES. CAC shall sign and deliver such documents as may be required by the underwriters or as otherwise may be necessary or desirable to register the Shares in the IPO, including such indemnification provisions as may be required of CAC. CAC shall deliver any and all certificates for the Shares that CAC holds, and CAC



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     and Macrovision shall instruct the Escrow Agent to deliver any and all certificates for the Shares that the Escrow Agent holds, to the person(s) specified in, and in accordance with, such selling shareholder documents.

               3.2 EXPENSES OF REGISTRATION. Macrovision shall pay any and all registration, qualification and filing fees, printing expenses, escrow fees, attorneys fees and disbursements of counsel for Macrovision, blue sky fees and expenses, and the expense of any special audits, that are incurred in connection with the IPO. All underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered in the IPO shall be borne by CAC, Macrovision and other selling shareholders pro rata on the basis of the number of shares each has registered.

               3.3 INDEMNIFICATION OF CAC. Macrovision will indemnify CAC, its officers and directors against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to the IPO, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Macrovision of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities laws applicable to Macrovision in connection the IPO, and Macrovision will reimburse CAC, its officers and directors for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Macrovision will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Macrovision by CAC, its officers and/or directors (other than John Ryan) and stated to be specifically for use therein. CAC shall give notice to Macrovision promptly after CAC, or any of its officers or directors, has actual knowledge of any claim as to which indemnity may be sought, and shall permit Macrovision to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for Macrovision, who shall conduct the defense of such claim or litigation, shall be approved by CAC (whose approval shall not unreasonably be withheld), and that CAC may participate in such defense at its own expense. Except with the written consent of CAC, Macrovision shall not consent to entry of any judgment or enter into any settlement on behalf of CAC, its officers or directors, that does not include as an unconditional term thereof the giving by the claimant or plaintiff to CAC, and any defendant officers and directors, a release from all liability in respect to such claim or litigation.


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     3.   AMENDMENT OF SECTION 4 OF THE AGREEMENT.  Section 4 of the Agreement
is amended to read in its entirety as follows:

          4. NO EFFECT ON OTHER TRANSACTIONS. CAC's sale of Shares pursuant to Section 3 above shall not affect in any way the rights and obligations of Macrovision and CAC under the Recapitalization and Stock Purchase Agreement and/or under any other agreement or agreements between the parties hereto.

     4. AMENDMENT OF SECTION 5 OF THE AGREEMENT. Section 5 of the Agreement is amended to read in its entirety as follows:

          5. SHAREHOLDER RIGHTS. Until such time as CAC sells or otherwise transfers the Shares, CAC shall have all the rights of a shareholder of Macrovision with respect to the Shares.

     5. NO OTHER PROVISIONS AFFECTED. Except as set forth herein, the provisions, terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.

     COMMAND AUDIO CORPORATION               MACROVISION CORPORATION


     By: /s/ illegible                       By: /s/ John O. Ryan
        ---------------------------             ----------------------------

     Title: Chairman & CEO                   Title: Chairman & CEO
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